Exhibit 10.8

BAY COMMERCIAL BANK

Award Agreement

(2014 Equity Incentive Plan)

Date of Award: ____________________.

_______________________________, Eligible Individual:

Bay Commercial Bank (the “Bank”) has this day granted to you, the “Eligible Individual” named above, an award (“Award”) of shares of the Common Stock of the Bank, par value $0.01 per share (“Common Stock”), pursuant and subject to the terms and conditions set forth in this Award Agreement and in the 2014 Equity Incentive Plan (the “2014 Plan”). The Award of Common Stock hereunder (“Restricted Stock”) represents the right to receive that number of shares of the Common Stock in the Company indicated below and subject to the vesting and forfeiture provisions in the 2014 Plan and in Section 3 of this Award Agreement. This Award of Restricted Stock does not qualify within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and is exempt from the requirements of Section 409A of the Code. Capitalized terms used herein and not otherwise defined shall have the same meanings given to such terms in the 2014 Plan.

The details of your Award are as follows:

1.          The total number of shares of Restricted Stock subject to this Award is _________________________________________.

2.          The fair value of the Award is $_______ per share, which is not less than the Fair Market Value of the Common Stock on the date of this Award (as determined under the 2014 Plan).

3.          Subject to the vesting and forfeiture limitations contained herein and in the 2014 Plan, as amended from time to time, the Restricted Stock granted hereunder shall vest with respect to each installment shown below on or after the date of vesting applicable to such installment, as follows:

Number of Shares (Installment)	Date of Vesting

Any Restricted Stock that is subject to the vesting schedule set forth above and which has not yet vested shall be forfeited and reacquired by the Bank on the earlier to occur of (a) ninety (90) days after your Separation from Service (as defined in the 2014 Plan) with the Bank for any reason, unless such termination is due to your permanent and total disability (within the meaning of Section 22(e)(3) of the Code) in which case the Award shall vest in full, or (b) the date of your Separation of Service if such termination is for Cause (as defined in the 2014 Plan), in which case the Award shall terminate on the date of such Separation of Service.

4.          The Restricted Stock Award is not assignable, saleable or transferable, except by will or by the laws of descent and distribution. The Eligible Individual may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Eligible Individual, and to receive any property distributable, with respect to any Award upon the death of the Eligible Individual. The terms of this Award shall be binding on the executors, administrators, heirs and successors of the Eligible Individual.

5.          Any notices provided for in this Award or the 2014 Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Bank to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Bank.

2

6.          An Eligible Individual holding an outstanding Award of Restricted Stock shall be entitled to (i) receive all dividends and distributions paid in respect of shares of Common Stock underlying such award; provided, that if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same vesting and other restrictions as apply to the Restricted Stock with respect to which they were paid, and (ii) exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period during which such shares remain subject to restriction.

7.          Except as otherwise expressly agreed, this Award is subject to all the provisions of the 2014 Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this Award, including without limitation, the provisions of the 2014 Plan relating to Award provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the 2014 Plan. In the event of any conflict between the provisions of this Award and those of the 2014 Plan, the provisions of the 2014 Plan shall control.

8.          The Bank is not providing you with advice, warranties, or representations regarding any of the legal or tax effects to you with respect to this Award. You are encouraged to seek legal and tax advice from your own legal and tax advisers as soon as possible.

9.          By accepting this Award and the shares of Common Stock covered thereby, and by signing this instrument, you acknowledge that you are familiar with the terms of this Award and the 2014 Plan, that you have been encouraged by the Bank to discuss the Award and the 2014 Plan with your own legal and tax advisers, and that you agree to be bound by the terms of this Award and the 2014 Plan.

3

If all or any one of the preceding conditions are not satisfied while Eligible Individual holds the Award of Restricted Stock, all unvested shares granted in this Award shall terminate on the 90th day following the date that the Bank gives Eligible Individual notice of such termination.

BAY COMMERCIAL BANK

By:

Name:	Keary Colwell
Title:	Chief Administrative Officer,
Chief Financial Officer, and
Executive Vice President

ACKNOWLEDGEMENT:

The undersigned Eligible Individual:

(a)          Acknowledges receipt of the foregoing Award and understands that all rights and liabilities with respect to this Award are set forth in the Award and the 2014 Plan; and

(b)          Acknowledges that as of the date of grant of this Award, it sets forth the entire understanding between the undersigned Eligible Individual and the Bank and its affiliates regarding this Award Agreement and supersedes all prior oral and written agreements on that subject.

Eligible Individual

Address:

Attachments: Bay Commercial Bank 2014 Equity Incentive Plan.

4

DESIGNATION OF BENEFICIARIES

Date:    ______________

Eligible Individual:    ____________________

The Eligible Individual designates the following beneficiary or beneficiaries to exercise the rights pursuant to the Award Agreement dated ___________________, to receive any property distributable, with respect to any Award upon the death of the Eligible Individual.

	Name	Relationship	Contact Information	Percentage

.

.

.

.

The Eligible Participant designates the foregoing individuals as beneficiaries to the Award under the Award Agreement dated: __________________ and attached hereto.

Eligible Individual

5